As filed with the Securities and Exchange Commission on March 7, 2003
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                           Registration No. 333-38034
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                                     DYNCORP
             (Exact name of Registrant as specified in its charter)

                               Delaware 36-2408747
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)
                            11710 Plaza America Drive
                             Reston, Virginia 20190
          (Address of principal executive offices, including zip code)

                            -------------------------
                      DYNCORP 1999 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)
                            -------------------------
                              H. Montgomery Hougen
              Vice President and Secretary, Deputy General Counsel
                                     DYNCORP
                            11710 Plaza America Drive
                             Reston, Virginia 20190
                                 (703) 316-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------








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
                          DEREGISTRATION OF SECURITIES



On May 26, 2000, DynCorp, a Delaware corporation (the "Registrant") filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-38034) registering an aggregate of 800,000 shares of the Registrant's common stock, par value $.10 per share, issuable pursuant to the Registrant's 1999 Long-Term Incentive Plan (the "Plan"). In connection with the Agreement and Plan of Merger, dated February 7, 2003, among the Registrant, Computer Sciences Corporation, a Delaware Corporation, and Garden Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Computer Sciences Corporation, the Plan has been terminated. At the time of termination, 32,080 shares of Common Stock had been issued by the Registrant to participants under the Plan. This Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister the remaining 796,720 shares of common stock, which are no longer available to participants under the Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-3084 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on this 7th day of March, 2003.

                                        DYNCORP


                                        By: /s/ H. Montgomery Hougen
                                        ----------------------------------------
                                        Vice President, Deputy General Counsel
                                        and Corporate Secretary


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                   Title                                 Date


 /s/ Paul V. Lombardi*       President, Chief Executive Officer  March 7, 2003
-------------------------     and Director (Principal Executive
      Paul V. Lombardi                  Officer)


/s/ Patrick C. Fitzpatrick*  Senior Vice President and Chief     March 7, 2003
--------------------------     Financial Officer (Principal
    Patrick C. Fitzpatrick          Financial Officer)


  /s/ David L. Reichardt *   Senior Vice President, General      March 7, 2003
--------------------------    Counsel and Director
    David L. Reichardt


 /s/ John J. Fitzgerald *    Vice President and Controller       March 7, 2003
--------------------------  (Principal Accounting Officer)
   John J. Fitzgerald


 /s/ Dan R. Bannister*          Director                         March 7, 2003
--------------------------
    Dan R. Bannister


 /s/ T. Eugene Blanchard*       Director                         March 7, 2003
--------------------------
   T. Eugene Blanchard


                                Director                         March 7, 2003
--------------------------
   Michael P.C. Carns


  /s/ Paul G. Kaminski *        Director                         March 7, 2003
--------------------------
     Paul G. Kaminski


 /s/ Dudley C. Mecum II*        Director                         March 7, 2003
--------------------------
   Dudley C. Mecum II


/s/ H. Brian Thompson*          Director                         March 7, 2003
--------------------------
   H. Brian Thompson


/s/ Herbert S. Winokur, Jr.*    Director                         March 7, 2003
--------------------------
    Herbert S. Winokur, Jr.


*By: /s/ H. Montgomery Hougen
    -------------------------------------
     H. Montgomery Hougen
     Attorney-in-fact